Exhibit 10.19

BRAZIL MINERALS, INC.
155 North Lake Avenue, Suite 800
Pasadena, California 91101

September 18, 2015

Carl Suter
[address]

Dear Carl:

Reference is made to your investment into BMIX of $22,500 (the “$22,500 Investment”) made on July 24, 2015, and to an additional agreed upon investment of $20,000 (the “$20,000 Investment”) into BMIX to be made by you in the next few days.

As we agreed, with respect to the $22,500 Investment, such has purchased 22.5 shares of the BMIX Series B Convertible Preferred Stock, the details of which are described here as Exhibit A as filed in Nevada, the state of incorporation of BMIX.

With respect to the $20,000 Investment, as soon as BMIX receives it, BMIX will issue 20 additional shares of BMIX Series B Convertible Preferred Stock to you

Very truly yours,
BRAZIL MINERALS, INC.

By: /s/ Marc Fogassa
       Marc Fogassa, Chief Executive Officer

AGREED TO:

/s/ Carl Suter
  Carl Suter

Exhibit 10.19 -- Page 1